                                   FORM 8-K

                      SECURITIES AND EXCHANGE COMMISSION

                           Washington, D. C.   20549

                                CURRENT REPORT

                    Pursuant to Section 13 or 15 (d) of the
                        Securities Exchange Act of 1934
                        -------------------------------

Date of Report                     April 12, 1996
               -----------------------------------------------------------


                             CHANCELLOR CORPORATION
                             ----------------------
             (Exact Name of Registrant as specified in its charter)


Massachusetts                     0-11663                    04-2626079
- --------------------------------------------------------------------------------
(State or other                   (Commission                (IRS Employer
jurisdiction of                    File Number)              Identification No.)
incorporation)


745 Atlantic Avenue, Boston, Massachusetts                                02111
- --------------------------------------------------------------------------------
(Address of principal executive offices)                             (Zip Code)


Registrant's telephone number, including area code                (617) 728-8500
                                                   -----------------------------


                                      N/A
- --------------------------------------------------------------------------------
         (Former name or former address, if changed since last report)

Item 1.  Changes in Control of Registrant.
- ------   --------------------------------

     On April 12, 1996, the Registrant, Vestex Corporation and Vestex Capital Corporation entered into Amendment No. 4 (the "Amendment") to a Recapitalization and Stock Purchase Agreement dated as of September 20, 1994. Effective April 12, 1996, pursuant to the Amendment, the Registrant issued and sold to Vestex Capital Corporation 5,000,000 shares of its Series AA Convertible Preferred Stock for $1,350,000 in cash, less reimbursement of $312,500 of due diligence and other transactional costs to Vestex Capital Corporation by the Registrant (the "Preferred Stock Placement"). On April 12, 1996, the Registrant also announced that it had commenced a private offering of up to 4,000,000 shares of its Common Stock (the "Common Stock Offering") to a select group of investors. The beneficial ownership table which appears at the end of this Item 1 sets forth the voting power at April 12, 1996, after giving effect to the stock purchase described above, of all persons known to the Registrant to own beneficially 5% or more of the Registrant's outstanding stock and of all members of the Registrant's management.

Effects of the Preferred Stock Placement and the Common Stock Offering on the
- -----------------------------------------------------------------------------
Company's Governance.
- --------------------

     On July 25, 1995, the Registrant, Vestex Corporation, Stephen G. Morison (the Registrant's President and Chief Executive Officer) and certain of the Registrant's employees entered into an Interim Voting Agreement (the "Interim Voting Agreement"). Pursuant to the Interim Voting Agreement, the employees agreed for so long as Mr. Morison was an officer or director of the Registrant and until the closing of a preferred stock placement, (a) to vote for the election of four directors, three of whom would be continuing directors (initially, Bruce M. Dayton, Thomas W. Killilea and Mr. Morison) or their designees (hereinafter, "Continuing Directors") and one of whom would be designated by Vestex Corporation (initially, Brian M. Adley) and (b) in regard to other matters, to vote as directed by Mr. Morison. Vestex Corporation agreed that, in the event that it defaulted in its obligation to purchase preferred stock of the Company pursuant to the terms of the Recapitalization Agreement, as then in effect, Mr. Morison would assume voting control over the Common Stock owned by Vestex Corporation. In September 1995, Vestex Corporation so defaulted and Mr. Morison assumed such voting control. Because a majority of the Registrant's outstanding shares has been subject to the Interim Voting Agreement, all directors have been subject to election in accordance with the terms of such Agreement for so long as it has been in effect.

     Following its purchase of preferred stock through the Preferred Stock Placement, Vestex Capital Corporation holds sufficient capital stock of the Registrant to be able to cast between 46.7% and 65.1% of all votes that may be cast by all stockholders, depending on whether all or any or none of the 4,000,000 shares of Common Stock

                               Page 2 of 11 Pages
being offered pursuant to the Common Stock Offering are eventually issued. This voting power would ordinarily be sufficient, as a practical matter, to elect the entire Board of Directors and to approve all matters requiring stockholder approval. Currently, and for a period of five years following the Preferred Stock Placement, however, another voting agreement (the "Long-Term Voting Agreement") will be in effect, providing for the election of a Board of seven Directors, two of whom will be nominated by Vestex Capital Corporation and five of whom will be Continuing Directors subject to election by the stockholders other than Vestex ("Minority Stockholders"). The Long-Term Voting Agreement also requires that, for a period of two years following the closing of the Preferred Stock Placement, certain issuances of stock, mergers, charter and by-law amendments and other transactions, in which Vestex Capital Corporation has an interest which conflicts with or is distinct from that of the Registrant, will be subject to approval by the Continuing Directors or the Minority Stockholders ("Minority Approval").

     The Long-Term Voting Agreement also provides that Richard D. Rizzo, a new Minority Director (or a successor jointly appointed by Vestex Capital Corporation and the Registrant, or, failing such appointment, a successor selected by the Board of Directors of the Registrant) will be authorized to vote, in accordance with all applicable requirements of the Long-Term Voting Agreement and otherwise at his discretion, that number of shares owned by Vestex Capital Corporation which from time to time exceed 39.6% of all shares of capital stock of the Registrant then outstanding.

     The Interim Voting Agreement has been superseded in its entirety by the Long-Term Voting Agreement.

     Continuing Directors.  Stephen G. Morison, Bruce M. Dayton, Thomas W.
     --------------------
Killilea and Richard D. Rizzo will be the four initial Continuing Directors.
Mr. Morison will be subject to re-election in 1996 and 1998, Mr. Rizzo in 1997 and 2000 and Messrs. Dayton and Killilea in 1996 and 1999. The Long-Term Voting Agreement provides that, at all elections of directors prior to the Annual Meeting of Stockholders to be held in the year 2001, the Registrant will nominate each of the initial Continuing Directors for re-election or, if any such Continuing Director does not choose to stand for re-election, a nominee designated by a majority of the Continuing Directors then in office. Vestex Capital Corporation has agreed to vote all of its outstanding stock in favor of such nominees if they are unopposed. If any such nominee is opposed, Vestex Capital Corporation will vote all of its outstanding stock in favor of the candidate who receives a plurality of the votes cast by the Minority Stockholders. Vacancies which occur among the Continuing Directors will be filled as designated by the remaining Continuing Directors.

     Minority Approval.  For a period of two years following
     -----------------

                               Page 3 of 11 Pages
consummation of the Preferred Stock Placement, the following types of transactions will be subject to approval by either a majority of the Continuing Directors then in office or the holders of a majority of the shares of common stock held by Minority Stockholders: (i) any issuance or transfer by the Registrant of any stock or other securities of the Registrant to Vestex Capital Corporation (other than the issuance of common stock pursuant to the conversion of Series AA Convertible Preferred Stock), (ii) any merger, consolidation or sale of assets involving the Registrant and Vestex Capital Corporation, (iii) any action taken by the Registrant which results in a going private transaction subject to Rule 13e-3 under the Securities Exchange Act of 1934, or (iv) the payment to Vestex Capital Corporation of any fee or other similar type of benefit (other than as contemplated in the Recapitalization Agreement, as amended by the Amendment and a related consulting agreement). Vestex Capital Corporation has agreed not to attempt to commence or effect any of such transactions without first obtaining the necessary approval. The foregoing does not apply to any transaction in which Vestex Capital Corporation does not have a conflict of interest, such as the issuance of securities to an unrelated purchaser (notwithstanding that Vestex Capital Corporation would be entitled to receive a fee in connection with such transaction).

     The foregoing summary is qualified by reference to the Long-Term Voting Agreement, a copy of which is set forth as Exhibit 3 hereto.

                           BENEFICIAL OWNERSHIP TABLE
                           --------------------------

     The following table sets forth the number of shares of Common Stock beneficially owned by the persons or entities known by the Registrant's management to be the beneficial owners of more than 5% of the outstanding shares, the number of shares beneficially owned by each director and each executive officer, and the number of shares beneficially owned by all directors and officers as a group, as "beneficial ownership" has been defined under rules promulgated by the Securities and Exchange Commission, at April 12, 1996 after giving effect to the issuance and sale of 5,000,000 shares of Series AA Convertible Preferred Stock and 400,000 shares of Common Stock. Appropriate additional columns have been added to reflect the pro forma effects of the issuance and sale of an additional 4,000,000 shares of Common Stock, as if such sales of Common Stock (which may occur in connection with the Common Stock Offering at any time prior to May 15, 1996) had occurred on such date.

                               Page 4 of 11 Pages

                                                                                                   Voting Power(1)
                                                                                    ----------------------------------------------
                          Common Stock                 Percentage of
Name and Address of       Beneficially               Shares Outstanding                                         Percentage
                                                 --------------------------                                 ----------------------
Beneficial Owner             Owned                 Actual       Pro Forma(2)        Shares                  Actual      Pro Forma(2)
- ----------------             -----                 ------       ------------        ------                  ------      -----------
Vestex Capital
Corporation (3)           6,000,000 (4)            65.1%          46.7%           6,600,000(4)(5)(6)        62.6%           46.7%

Brian M. Adley (3)        6,637,500 (4)(7)(8)      65.2%          47.0%           6,600,000(4)(5)(6)(7)     62.6%           46.7%

Stephen G. Morison (9)      984,812 (8)(10)         9.3%           6.8%             546,812(5)               5.2%(10)        3.9%

Bruce M. Dayton (9)          46,321 (8)              *              *                38,821(5)                *               *

Thomas W. Killilea (12)     175,375 (8)             1.7%           1.2%             125,375(5)               1.2%             *

Michael DeSantis, Jr.(9)    361,595 (8)             3.5%           2.5%             186,595                  1.7%            1.3%

William J. Guthlein (9)      70,325                  *              *                70,325                   *               *

Gregory S. Harper (9)       219,867 (8)             2.1%           1.5%             109,867                  1.0%             *

David W. Parr (9)           119,750                 1.2%            *               119,750                  1.1%             *

Richard D. Rizzo (9)         27,000 (8)(11)          *              *                     0(5)(11)            *               *

Directors and Executive
 Officers as a group
 (9 persons)              8,641,733 (4)(7)(8)      75.9%          57.7%           7,797,545(4)(7)(8)        77.0%              55.2%


____________________
* Less than one percent (1.0%)

                   THE NOTES TO THIS TABLE APPEAR ON PAGE 6.

                                 Page 5 of 11 Pages

                      Notes to Beneficial Ownership Table
                      -----------------------------------

(1) Number of votes which each person is entitled to cast expressed as a number and as a percentage of all votes which all stockholders are (or, in the case of the pro forma column, would be) entitled to cast; assumes no exercise of stock options.

(2) Pro forma as if the additional 4,000,000 shares of Common Stock being offered in the Common Stock Offering had been issued and outstanding at April 12, 1996; assumes no exercise of stock options.

(3)  This stockholder's address is 12 Waltham Street, Lexington, MA 02173.

(4) Assumes conversion of 5,000,000 shares of Series AA Convertible Preferred Stock into a like number of shares of Common Stock.

(5) All shares owned by this stockholder must be voted for the election of directors as required by the provisions of the Long-Term Voting Agreement.

(6) Between 1,001,989 of these shares (if an additional 4,000,000 shares are sold by the Company in the Common Stock Offering) and 2,585,989 of these shares (if no additional shares are sold by the Company in the Common Stock Offering) will be voted, as to all matters other than the election of directors, as specified by Richard D. Rizzo or his successor pursuant to the provisions of the Voting Agreement.

(7) Includes all shares owned by Vestex Capital Corporation reported above. Mr. Adley has sole or shared voting power as to all such shares.

(8)  Includes 37,500, 435,500, 7,500, 50,000, 175,000, 110,000 and 27,000 shares which Messrs. Adley, Morison, Dayton, Killilea, DeSantis, Harper and Rizzo are entitled to acquire, respectively, through the exercise of outstanding stock options within the next 60 days.

(9)  Each of these persons maintains a business address c/o the Registrant.

(10) Does not include 647,739 shares owned by certain other employees as to which Mr. Morison formerly had voting power or 1,600,000 shares as to which Mr. Morison formerly had voting power due to a default in Vestex Corporation's obligation to purchase 5,000,000 shares of Series A Convertible Preferred Stock in the fall of 1995.

                               Page 6 of 11 Pages

(11) Excludes up to 2,585,989 shares owned by Vestex Capital Corporation as to which this person will have voting power with respect to all matters other than the election of directors pursuant to the Long-Term Voting Agreement.

(12) This person maintain a business address at Oppenheimer & Co., Inc., One Federal Street, Boston, MA 02110.

     The foregoing table assumes between 10,136,391 and 14,136,391 shares of Common Stock to be outstanding, on the assumptions set forth above, depending on whether all or any or none of the 4,000,000 additional shares being offered in the Common Stock Offering are sold.

Terms of the Preferred Stock
- ----------------------------

     Subject to the powers, preferences, rights, qualifications, limitations and restrictions of any other class or series of preferred stock that may be issued, the holder of each of the 5 million shares of Series AA Convertible Preferred Stock ("Series AA Preferred") is entitled to the following preferences and rights:

          Dividends; Special Payment Upon Conversion:  The Series AA Preferred
          ------------------------------------------
     will be entitled to receive dividends (if any) paid from time to time on the Common Stock, on a pari passu basis. If, within five years after the issuance of the Series AA Preferred, the Registrant issues additional equity securities (other than upon the exercise of certain warrants or options) or debt convertible into equity securities of the Registrant for cash consideration in excess of $7,500,000 ("Additional Equity Investment"), then there shall be paid to the holders of any Series AA Preferred which is thereafter converted an amount per share at a rate of
     (i) $.035 per annum, if the Additional Equity Investment is consummated and the shares are converted within one year after their issuance; (ii) $.03 per annum, if the Additional Equity Investment is consummated and the shares are converted within two years after their issuance; (iii) $.025 per annum, if the Additional Equity Investment is consummated and the shares are converted within three years after their issuance; (iv) $.02 per annum, if the Additional Equity Investment is consummated and the shares are converted within four years after their issuance; or (v) $.015 per annum, if the Additional Equity Investment is consummated and the shares are converted within five years after the issuance. After April 11, 1998, such dividends may, at the Company's election, be paid in the form of shares of Common Stock of the Registrant, valued for this purpose at one-half their then prevailing trading price determined under a formula.

                               Page 7 of 11 Pages

     Liquidation Preference:  a payment of $.50 per share plus any
     ----------------------
accumulated and unpaid dividends thereon, and no more, upon any voluntary or involuntary liquidation, dissolution or winding up of the Registrant, payable out of funds legally available for the purpose, after payment of debts and expenses and subject to the rights of any senior class or series (as defined) of preferred stock, but in preference to the payment of any amounts to the holders of junior stock (as defined) including Common Stock.

          In any event of any consolidation or merger of the Registrant with or into another entity, any sale or transfer to another entity of all or substantially all of its assets or the voluntary or involuntary dissolution and winding up of the Registrant, the holder of each share of Series AA Preferred then outstanding will have the right to elect to receive its liquidation preference or to convert each such share into the kind and amount of securities and property receivable upon or deemed to be held following such consolidation, merger, sale, transfer or dissolution by a holder of the number of shares of Common Stock into which such Series AA Preferred shares might have been converted immediately prior to such consolidation, merger, sale, transfer or dissolution.

          Conversion Rights:  each share of Series AA Preferred will be
          -----------------
     convertible at any time into shares of Common Stock at an initial conversion rate of one share of Common Stock per share of Series AA Preferred (equivalent to a conversion price of $.50 per share). The conversion rate is subject to adjustment in certain events, including stock dividends, stock splits, reverse stock splits, subdivisions, combinations and reclassifications of Common Stock, but is not subject to adjustment upon the issuance of Common Stock or options, rights or warrants to purchase Common Stock at a price lower than the conversion price as in effect from time to time. Fractional Common Shares will not be issued upon conversion but, in lieu thereof, the Registrant will pay a cash adjustment based on the conversion price of the Common Stock.

          Retirement:  at any time after April 11, 1999, the Registrant may
          ----------
     elect to cause all outstanding shares of Series AA Preferred to be retired by paying any amounts that would be due upon conversion and converting such shares into Common Stock at the then effective conversion rate.

          Voting Rights:  as may votes per share of Series AA Preferred as the
          -------------
     number of shares of Common Stock into which each such share of Series AA Preferred is convertible (initially, one vote per share), with the Common Stock and all outstanding preferred stock voting together as a single class on all matters except as otherwise expressly provided in the Registrant's Articles of Organization or prescribed by law.

                              Page 8 of 11 Pages

     Without the favorable vote or consent of the holders of a majority of the issued and outstanding Series AA Preferred, voting as a class, the Registrant is not authorized to amend, alter or repeal any of the preferences or rights of the Series AA Preferred so as to materially adversely affect such preferences and rights, increase the authorized number of shares of preferred stock, create any new class of shares having preference over or ranking on a parity with the Series AA Preferred, cause any purchase of stock other than from employees, cause a dividend to be paid on the Common Stock, effect a merger to which the Company is a party or a sale of the Registrant's assets, or amend the Company's Articles of Organization or By-Laws.

          Registration Rights.  The holders of at least 1,000,000 shares
          -------------------
     (subject to anti-dilution provisions, and including any Common Stock which is issued upon conversion of Series AA Preferred) of Series AA Preferred, will have the right on one occasion (and on two additional occasions during any twelve-month period in which the Registrant does not qualify to register shares in a public offering on Form S-3) to require the Registrant to use its best efforts to cause the shares, and those of other Series A Preferred stockholders wishing to participate on a pro rata basis, to be registered for sale to the public through an underwriting firm which is approved by the Registrant. Less than 20% of the outstanding Series AA Preferred can be registered provided the anticipated aggregate offering price to the public would exceed $2,000,000. The maximum number of shares to be so registered will be subject to limitation, at the underwriter's discretion, on a pro rata basis among the selling stockholders, in order to accommodate public demand for such shares or for newly issued shares of the Registrant if the Board of Directors should elect to have the Registrant include newly issued shares in such offering. Underwriters' discounts, commissions and related costs will be borne by the Registrant and the participating stockholders in proportion to the respective numbers of shares sold by each. Legal, accounting and other expenses of such offering will be borne entirely by the Registrant.

          In addition, the holders of Series AA Preferred will have (a) certain "piggy-back" registration rights, subject to limitation at underwriters' discretion to an amount which is not less than 10% of the shares requested, if the Registrant registers any shares in a public offering (other than in connection with a business combination or employee incentive plan) and (b) an unlimited number of demand registrations on Form S-3 or any successor Form at any time that the Registrant qualifies for the use of such Form, subject to certain exceptions. Legal, accounting and other offering expenses will be borne as described above.

                               Page 9 of 11 Pages

     The Registrant does not at present have any undesignated series preferred stock, but will consider soliciting stockholder approval to amending 5 million shares of Series A Convertible Preferred Stock, none of which is outstanding, so that it becomes undesignated series preferred stock.

Item 5.   Other Events.
- ------    ------------

     On April 16, 1996, the Registrant issued a press release announcing the closing of the Preferred Stock Placement described hereinabove. The press release also announ ced the commencement of the Common Stock Offering described hereinabove and the Registrant's financial results for the twelve months and three months ended December 31, 1995.

     Reference is made to the press release, which is filed as an exhibit to this Form 8-K.

Item 7.   Financial Statements, Pro Forma Financial
- ------
          Information and Exhibits.
          -----------------------------------------

     (c)  Exhibits

          1. Amendment No. 4 to Recapitalization and Stock Purchase Agreement dated as of April 12, 1996 among the Registrant, Vestex Corporation and Vestex Capital Corporation.

          2. Registration Rights Agreement dated as of April 12, 1996 between the Registrant and Vestex Corporation.

          3. Voting Agreement among the Registrant, Vestex Corporation, Vestex Capital Corporation, Steven G. Morison, Bruce M. Dayton, Thomas
               W. Killilea, Brian M. Adley, and Richard D. Rizzo.

          4. Certificate of Designation of a Class or Series of Preferred Stock, in substance as filed with the Secretary of State of the Commonwealth of Massachusetts.

          5.   Press release dated April 16, 1996.

                              Page 10 of 11 Pages

                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             CHANCELLOR CORPORATION



                                             By: /s/ William J. Guthlein
                                                 -----------------------------
                                                 William J. Guthlein
                                                 Vice President, Treasurer
                                                 and Chief Financial
                                                 Officer

                              Page 11 of 11 Pages